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                            ELEK-TEK, INC.                           EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                   1997          1996
                                                              -------------  -------------
PRIMARY EARNINGS PER COMMON SHARE

Net loss                                                       $      (997)   $      (560)

Weighted average common shares outstanding                       6,312,361      6,300,000

Primary earnings per common share                                    (0.16)         (0.09)
                                                              =============  =============
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FULLY DILUTED EARNINGS PER COMMON SHARE:
Net Loss                                                       $      (997)   $      (560)

Weighted average common shares outstanding                       6,312,361      6,300,000

Stock options assumed to be exercised                                   -              -

Weighted average common shares outstanding,                   -------------  -------------
 as adjusted                                                     6,312,361      6,300,000
                                                              =============  =============

Fully diluted earnings per common share                              (0.16)         (0.09)
                                                              =============  =============

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

Fully diluted earnings per common share was calculated using the treasury stock method of accounting for stock options.

In 1996, stock options were anti-dilutive. In 1997, there were 584,000 stock options outstanding which have not been included in the earnings per share calculation because most of which were anti-dilutive.